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Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contact: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2010 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
Company completes scheduled commercialization of PPM service in 48 U.S. markets;
Fourth quarter 2010 revenue increases 10.0 percent;
Full-year revenue increases 2.7 percent;
Reports 2010 full year earnings per share (diluted) of $1.64.

Columbia MD, February 16, 2011 – Arbitron Inc. (NYSE: ARB) today announced results for the fourth quarter and full year ended December 31, 2010.

Net income for the fourth quarter 2010 was $15.6 million compared with $12.6 million for the fourth quarter of 2009. Earnings per share (diluted) for the fourth quarter 2010 were $0.57, an increase of 21.3 percent, compared with $0.47 per share (diluted) for the fourth quarter of 2009.

As reported last year, net income for the fourth quarter of 2009 included a one-time tax benefit of $4.7 million, or $0.17 per share (diluted), related to a favorable state tax ruling received by the Company during that quarter.

Net income for the full year 2010 increased to $44.5 million compared with $42.2 million in 2009. Earnings per share (diluted) for the full year 2010 were $1.64, an increase of 3.8 percent, compared with $1.58 per share (diluted) in 2009.

Excluding the 2009 fourth quarter tax benefit from the fourth quarter and full year 2009 results, earnings per share (diluted) increased 90 percent in the fourth quarter of 2010 and 16 percent for the full year 2010.

Additional Fourth Quarter Financial Highlights

The Company reported revenue of $111.7 million during the fourth quarter of 2010, an increase of 10.0 percent as compared to revenue of $101.5 million during the fourth quarter of 2009. Revenue in the quarter increased primarily due to the continued commercialization of the Portable People MeterTM (PPMTM) radio ratings service.

Costs and expenses for the fourth quarter decreased by 2.8 percent, from $95.3 million in 2009 to $92.7 million in 2010, primarily as a result of cost savings stemming from continued efficiencies in various corporate overhead areas as well as reduced legal expenses compared to last year. These savings offset planned cost increases due to the commercialization of the Portable People Meter radio ratings service in 15 additional markets during 2010.

Earnings before interest, income tax expense, depreciation and amortization (EBITDA) for the fourth quarter of 2010 was $32.8 million, an increase of 66.3 percent compared with EBITDA of $19.7 million for the fourth quarter of 2009.

Additional Full Year 2010 Financial Highlights

For the full year ended December 31, 2010, revenue was $395.4 million, an increase of 2.7 percent versus revenue of $385.0 million for the same period in 2009.

During 2010, the increase in revenue realized from the ongoing transition to the PPM radio ratings service was partially offset by a number of previously disclosed factors, including the impact of certain customers who were subscribers in 2009 but reduced their level of service or did not subscribe in all periods of 2010.

Costs and expenses for the full year decreased by 0.1 percent, from $330.1 million in 2009 to $329.7 million in 2010.

EBITDA for the full year increased 16.8 percent to $100.3 million in 2010 from $85.8 million in 2009.

Management Comment on 2010 Results
Said William T. Kerr, President and Chief Executive Officer:

“In 2010, we accomplished many of the goals that we established for the Company for the year, which I outlined during our fourth quarter earnings call last year, shortly after assuming my role as chief executive officer.

“Specifically, we completed the scheduled commercialization of the Portable People Meter radio ratings service, addressed issues and concerns raised by the PPM Coalition and other customers, established the framework to leverage our PPM technology and panel for growth, and continued to enhance and evolve senior management to better position the Company for long-term success. And as we announced in December, we renewed our contract with our largest customer, Clear Channel, through December of 2016.

“Looking forward, we intend to focus on opportunities for growth by developing integrated measures of the media experience and its impact on consumers. As the foundation of these efforts, we will work to enhance the competitiveness of our radio ratings services by continuing to increase the quality and value of our core service and by creating new services for radio’s expanding digital strategies.

“We will also work to enter new markets by further developing our capabilities in cross-platform services, as well as in media and marketing analytics.

“By pursuing opportunities to drive additional top-line growth by leveraging our existing PPM and diary platforms and by continuously seeking cost efficiencies, we believe we can continue to invest appropriately in the quality of our services while increasing margins. We expect to deploy our financial and other resources with the goal of building long-term value for our customers, our employees and our shareholders.

2011 Guidance
Arbitron is reiterating its revenue and EPS guidance for 2011.

Arbitron continues to expect 2011 revenue to increase between 6 percent and 8 percent over its 2010 revenue. The Company anticipates 2011 earnings per share (diluted) between $1.90 and $2.05, an increase of 16 percent to 25 percent over 2010 earnings per share (diluted) of $1.64.

Earnings Conference Call: Schedule and Access
Arbitron will host a conference call at 10:00 a.m. Eastern Time today, Wednesday, February 16, 2011.

The Company invites you to listen to the call toll-free by dialing (888) 562-3356. The conference call can be accessed from outside of the United States by dialing (973) 582-2700. To participate, users will need to use the following code: 34012063. The call will also be available live on the Internet at the following sites: www.arbitron.com and www.streetevents.com.

A replay of the call will be available from 1:00 p.m. on February 16, 2011 through 11:59 p.m. on February 23, 2011. To access the replay, please call (toll free) 800-642-1687 in the United States, or 706-645-9291 if you’re calling from outside of the United States. To access the replay, users will need to enter the following code: 34012063.

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to either net income as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron
Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter and PPM 360, new technologies for media and marketing research.

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Portable People MeterTM, PPMTM and PPM 360TM are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience ratings services and methodology in light of governmental actions, including investigation, regulation, legislation or litigation, customer or industry group activism, or adverse community or public relations efforts;

•	successfully obtain and/or maintain Media Rating Council, Inc. (“MRC”) accreditation for our audience ratings services;

•	successfully launch our cross-platform initiatives;

•	support our current and future services by designing, recruiting and maintaining research samples that appropriately balance quality, size and operational cost;

•	successfully develop, implement and fund initiatives designed to increase sample quality;

•	successfully manage costs associated with cell phone household recruitment and targeted in-person recruitment;

•	successfully manage the impact on our business of the current economic environment generally, and in the advertising market, in particular, including, without limitation, the insolvency of any of our customers or the impact of such downturn on our customers’ ability to fulfill their payment obligations to us;

•	compete with companies that may have financial, marketing, sales, technical or other advantages over us;

•	effectively respond to rapidly changing technologies by creating proprietary systems to support our research initiatives and by developing new services that meet marketplace demands in a timely manner;

•	successfully execute our business strategies, including evaluating and, where appropriate, entering into potential acquisition, joint-venture or other material third-party agreements;

•	manage and process the information we collect in compliance with data protection and privacy requirements;

•	successfully develop and implement technology solutions to encode and/or measure new forms of media content and delivery, and advertising in an increasingly competitive environment; and

•	renew contracts with key customers.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2009, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Table to Follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended December 31, 2010 and 2009
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,			%
	2010	2009	Change	Change
Revenue	$111,674	$101,541	$10,133	10.0%
Costs and expenses
Cost of revenue	62,288	56,524	5,764	10.2%
Selling, general and administrative	20,328	27,183	(6,855)	(25.2%)
Research and development	10,076	11,733	(1,657)	(14.1%)
Restructuring and reorganization	—	(106)	106	(100.0%)
Total costs and expenses	92,692	95,334	(2,642)	(2.8%)
Operating income	18,982	6,207	12,775	205.8%
Equity in net income of affiliate	6,620	7,004	(384)	(5.5%)
Earnings before interest and income taxes (1)	25,602	13,211	12,391	93.8%
Interest income	4	5	(1)	(20.0%)
Interest expense	239	332	(93)	(28.0%)
Earnings before income taxes	25,367	12,884	12,483	96.9%
Income tax expense	9,764	280	9,484	3387.1%
Net Income	15,603	12,604	2,999	23.8%
Basic weighted average common share
Net income	$0.58	$0.47	$0.11	23.4%
Diluted weighted average common share
Net income	$0.57	$0.47	$0.10	21.3%
Weighted average shares used in calculations
Basic	26,955	26,538	417	1.6%
Diluted	27,322	26,815	507	1.9%
Dividends per common share	$0.10	$0.10	—	—
Other data:
EBITDA (1)	$32,786	$19,715	$13,071	66.3%
Non-cash share-based compensation	$1,768	$2,531	$(763)	(30.1%)

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
Consolidated Statements of Income
Full Year ended December 31, 2010 and 2009
(In thousands, except per share data)
(Unaudited)

	Full Year ended
	December 31,			%
	2010	2009	Change	Change
Revenue	$395,379	$384,952	$10,427	2.7%
Costs and expenses
Cost of revenue	215,329	196,269	19,060	9.7%
Selling, general and administrative	75,255	81,866	(6,611)	(8.1%)
Research and development	39,145	42,008	(2,863)	(6.8%)
Restructuring and reorganization	—	9,968	(9,968)	(100.0%)
Total costs and expenses	329,729	330,111	(382)	(0.1%)
Operating income	65,650	54,841	10,809	19.7%
Equity in net income of affiliate	7,092	7,637	(545)	(7.1%)
Earnings before interest and income taxes (1)	72,742	62,478	10,264	16.4%
Interest income	14	49	(35)	(71.4%)
Interest expense	984	1,395	(411)	(29.5%)
Earnings before income taxes	71,772	61,132	10,640	17.4%
Income tax expense	27,294	18,972	8,322	43.9%
Net Income	44,478	42,160	2,318	5.5%
Basic weighted average common share
Net income	$1.66	$1.59	$0.07	4.4%
Diluted weighted average common share
Net income	$1.64	$1.58	$0.06	3.8%
Weighted average shares used in calculations
Basic	26,759	26,493	266	1.0%
Diluted	27,105	26,676	429	1.6%
Dividends per common share	$0.40	$0.40	—	—
Other data:
EBITDA (1)	$100,250	$85,847	$14,403	16.8%
Non-cash share-based compensation	$6,478	$10,031	$(3,553)	(35.4%)

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three Months and Full Year ended December 31, 2010 and 2009
(In thousands)
(Unaudited)

	Three Months Ended		Full year ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income	$15,603	$12,604	$44,478	$42,160
Income tax expense	9,764	280	27,294	18,972
Net interest expense	235	327	970	1,346
EBIT (2)	$25,602	$13,211	$72,742	$62,478
Depreciation and amortization	7,184	6,504	27,508	23,369
EBITDA (2)	$32,786	$19,715	$100,250	$85,847
EBIT margin (2)	22.9%	13.0%	18.4%	16.2%
EBITDA margin (2)	29.4%	19.4%	25.4%	22.3%

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals.

EBIT is calculated by adding back net interest expense and income tax expense to net income. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income. EBIT and EBITDA should not be considered substitutes either for net income as indicators of Arbitron’s operating performance, or for cash flow as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. EBIT margin and EBITDA margin are calculated as a percentage of revenue.

Arbitron Inc.
Condensed Consolidated Balance Sheets
December 31, 2010 and December 31, 2009
(In thousands)

	December 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$18,925	$8,217
Trade receivables	59,808	52,607
Property and equipment, net	70,332	67,903
Goodwill, net	38,895	38,500
Other assets	41,281	39,060
Total assets	$229,241	$206,287
Liabilities and Stockholders’ Equity:
Deferred revenue	$36,479	$43,148
Other liabilities	62,111	64,564
Current and long term debt	53,000	68,000
Stockholders’ equity	77,651	30,575
Total liabilities and stockholders’ equity	$229,241	$206,287

Note: The December 31, 2009 Condensed Consolidated Balance Sheet is derived from the audited Balance Sheet included in the Company’s Form 10-K for the fiscal year ended December 31, 2009.